EXHIBIT 10.2
Letter Agreement dated June 22, 2004 between Raffi Kesten and NDS Group plc

                          [Letterhead of NDS Group plc]




Raffi Kesten
Senior Vice President and General Manager
NDS Israel Operations


22 June 2004


Dear Raffi



I am pleased to confirm the following amendments to your terms of employment:-

                                     1. Term

1.1 The Appointment shall (subject to the terms of this Letter) continue for a fixed initial term of one (1) year from the date of this letter and shall be terminable thereafter by either the Company or the Employee giving the other not less than 12 months' notice in writing to terminate the Appointment.

1.2 The Company shall be entitled to make a payment in lieu of termination notice to the Employee. This payment is in addition to the accrued compensation payable at the rate of one month's salary for each year of service.-

                         2. Covenants after Termination
                         ------------------------------

2.1 As the Employee in the course of the Employee's employment will have dealings with the customers of and the suppliers to the Company and in order to protect the goodwill of the Company, the Employee agrees without prejudice to any other duty implied by law and equity and whether or not the Company shall have been in breach of this Agreement to observe the obligations set out in this Clause.

2.2 The Employee shall not for a period of 3 months from the termination of the Appointment directly or indirectly carry on or be engaged, concerned, or interested in any Competitive Business nor solicit or in any other manner work for or assist, any Competitive Business without the prior written consent of the Company.

2.3 The Employee shall not for a period of 6 months from the termination of the Appointment directly or indirectly induce or encourage any person who is an employee or consultant of a Group Company, or was an employee or consultant at any time during the year immediately prior to the termination of the Appointment, to work for or provide services to any person, firm or company with which the Employee may be associated.

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2.4 The Employee shall not for a period of 6 months in connection with any
Competitive Business solicit orders or custom from any individual or firm or company who within a period of 12 months before the termination of the Appointment bought, agreed to buy or otherwise acquired goods or services from a Group Company or otherwise dealt with a Group Company.

2.5 Each sub-clause of this Clause shall be separate distinct and severable from each other sub-clause.

                                 3. Termination
                                 --------------

Subject to disciplinary rules the Company will be entitled to terminate the Appointment forthwith in writing at any without liability to the Employee if:-

3.1 The Employee persistently neglects or fails or refuses to carry out the duties assigned to the Employee under this Agreement (other than for reasons of accident or ill-health).

3.2 The Employee becomes bankrupt or compounds or makes any arrangement with creditors.

3.3 The Employee is guilty of any fraud or grave misconduct or is convicted of any criminal offence other than a motoring offence not resulting in a custodial sentence.

3.4 The Employee is guilty of conduct tending to bring himself or any Group Company in disrepute.

3.5  The Employee becomes of unsound mind.

3.6 The Employee becomes permanently incapacitated by accident or illness from performing his duties under this Agreement and for the purposes of this sub-clause, incapacity during the Term for three consecutive months or for an aggregate period of six months in any period of twelve months, shall be deemed to be permanent incapacity.

                            4. Duty to Deliver Papers

On the termination of the Appointment (for whatever reason) the Employee shall deliver up to the Company or its authorised representative all correspondence documents specifications paper and property which are in the possession or under the control of the Employee which relate in any way to the Business and no copies shall be retained by the Employee.

                            5. Effect of Termination

The termination of the Appointment shall be without prejudice to any right the Company or the Employee may have in respect of any breach by the Employee or the Company as the case may be of any of the provisions of this Agreement which may have occurred prior to such termination.





6.  Notices

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Notice given under this Agreement shall be in writing and if to be given to the
Company delivered by hand or sent by registered or recorded delivery post to its principal place of business which at the date of this Agreement is One London Road, Staines, Middlesex, TW18 4EX, and if to be given to the Employee handed to the Employee or sent by registered or recorded delivery post to the Employee's last known residential address in Great Britain. A notice sent by post is deemed to be given the third business day after posting.


AS WITNESS whereof the parties have hereunto set their hands the day and year first before written


SIGNED by ABE PELED
for and on behalf of
THE COMPANY                         ............................................

Date                                ..............................



SIGNED by
RAFFI KESTEN                        ............................................

Date                                .............................


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